UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): June 7, 2005

                           VULCAN MATERIALS COMPANY
            (Exact Name of Registrant as Specified in its Charter)


      New Jersey                 001-4033                  63-0366371

    (State or other          (Commission File             (IRS Employer
    jurisdiction of              Number)                 Identification
    incorporation)                                           Number)


                             1200 Urban Center Drive
                            Birmingham, Alabama 35242
               (Address of principal executive offices) (zip code)

                                 (205) 298-3000
          ------------------------------------------------------------
             (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        On June 7, 2005, Vulcan Materials Company ("Vulcan") completed its previously announced sale of the assets comprising Vulcan's chemicals business, which consist primarily of chloralkali plants in Wichita, Kansas, Geismar, Louisiana and Port Edwards, Wisconsin, as well as the assets of the Vulcan Chloralkali, LLC joint venture located in Geismar, Louisiana (the "Chemicals Business"). The sale was completed pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") among Vulcan, Vulcan Chloralkali, LLC, a Delaware limited liability company 51% owned by Vulcan, and Basic Chemicals Company, LLC ("Basic Chemicals"), a wholly owned subsidiary of Occidental Chemical Corporation ("Occidental Chemical"). Basic Chemicals' obligations to Vulcan are supported by a guarantee agreement delivered to Vulcan by Occidental Chemical, and certain of the obligations of Basic Chemicals and Occidental Chemical are guaranteed by Occidental Petroleum Corporation. Other than in respect of the Asset Purchase Agreement, there are no material relationships between Vulcan and its affiliates (including the Joint Venture), on the one hand, and Basic and Occidental Chemical, on the other hand.

        In consideration for the sale of the Chemicals Business, Basic Chemicals made an initial cash payment to Vulcan of $214 million and assumed certain liabilities relating to the Business. The initial cash proceeds to Vulcan of approximately $151 million (after the cost of acquiring the 49% of the Joint Venture not owned by Vulcan) are subject to adjustments for actual working capital balances at the closing date, transaction costs and income taxes. In addition, Basic Chemicals may be required to make contingent future payments under two separate earn-out structures. The first earn-out is based on ECU (electrochemical unit) and natural gas prices during the five-year period following the closing and is capped at $150 million. The second earn-out will be determined based primarily on the performance of Vulcan's hydrochlorocarbon product HCC-240fa from the closing through December 31, 2012. Under the second earn-out, cash plant margin for the product in excess of an agreed upon threshold, and after certain capital expenditures, will be shared equally by Vulcan and Basic. The primary driver for this earn-out will be growth in HCC-240fa volume.

        The Asset Purchase Agreement was previously filed by Vulcan as an exhibit to its Current Report on Form 8-K dated October 11, 2004, and is hereby incorporated herein by reference. The description of the Asset Purchase Agreement contained herein is qualified in its entirety by reference to such agreement.


ITEM 2.05   COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

        See Item 1.01 above, which is hereby incorporated herein by reference. The decision to enter into the Asset Purchase Agreement and sell the Chemicals Business was based primarily on Vulcan's desire to focus its resources on its construction materials business. Vulcan will incur certain costs associated with the sale of the business primarily due to severance of employees and transaction fees. Vulcan is currently formulating an estimate of these costs and fees, and once a good faith estimate is determined, Vulcan will amend this filing and report its estimated range of exit and disposal costs.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

    -   Not Applicable

(b) Pro forma financial information.

    -   Not Applicable

(c) Exhibits.

    -   Not Applicable

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    VULCAN MATERIALS COMPANY


                                    By:  /s/ Ejaz A. Khan
                                         ----------------
                                    Name:  Ejaz A. Khan
                                    Title: Vice President, Controller and
                                           Chief Information Officer

Date: June 13, 2005